Randy Berholtz Appointed to Hispanica International Delights of America, Inc. Board of Directors

New York, NY (January 6, 2017) -- Hispanica International Delights of America, Inc. (OTC: HISP) (“Hispanica” or the “Company”), a diversified food and beverage company in the Hispanic and ethnic food industry, announced today the appointment of Randy Berholtz MBA/JD, to its Board of Directors. Mr. Berholtz brings with him over twenty-five years of experience in corporate development, business development, commercial and legal matters. In addition, he brings substantial experience in working directly with public companies in the OTC and Nasdaq markets and with private and public financings for such entities.

Mr. Berholtz currently is the founding partner of the Sorrento Valley Law Group. Previously, he was the Executive Vice President, General Counsel and Secretary of Apricus Biosciences, Inc., (Nasdaq:APRI); the Vice President, General Counsel and Secretary of the ACON Group of private U.S. and Chinese companies; the Chief Operating Officer and General Counsel to Inglewood Ventures, a venture capital firm; and he held multiple business development and legal titles and rose to become the Acting General Counsel and Secretary of Nanogen, Inc (Nasdaq:NGEN). Prior to that time, Mr. Berholtz was in private practice with law firms in New York and San Diego. Mr. Berholtz is a member of the board of directors Larada Health, Inc. and is a Senior Advisor to Mesa Verde Ventures, a venture capital firm. Mr. Berholtz received his B.A. from Cornell University, his M.Litt. from Oxford University where he was a Rhodes Scholar, his J.D. from Yale University and his M.B.A. from the University of San Diego.

“We are very pleased to have someone with Randy’s corporate development and public company experience join our Board of Directors as an Independent Board member. He is an experienced business and legal leader and I believe he will assist the Company in moving forwards with its corporate and business objectives,” said Fernando Oswaldo Leonzo, CEO of Hispanica.

“I am very pleased to be joining Joining the Board of Directors at Hispanica at this important time in the history of the Company. I look forward to helping it grow its business and to become a leader in the Hispanic and ethnic food industry, one of the fastest growing segments of the food industry in the United States and abroad,” said Mr. Berholtz.”

About Hispanica International Delights of America, Inc.

Hispanic International Delights of America, Inc. (HISP) is a public company, founded in 2013. HISP is engaged in the distribution of proprietary, licensed and third party Hispanic and Ethnic food and beverages throughout the United States. HISP has already begun to distribute fruit juices, nectars, and milk based products and will begin to distribute teas, carbonated drinks, dry goods, preserves, frozen foods and bakery products. The brands distributed are under a proprietary basis (through distribution agreements and/or exclusive licensing arrangements). These brands emulate the flavors, tastes, and traditions which have been known for generations among the Hispanic and other ethnic groups which are now becoming part of the American mainstream diet. HISP is also committed in building long-term relationships with its consumers by offering superior, high quality products at the most competitive prices.

HISP is headquartered in New York State with distribution operations under way in the New York City Tri-State Region, the Washington, D.C. Metro Area, the Houston Metropolitan Area, and in Los Angeles and the Southern California Region.

For more information on Hispanica International Delights of America, Inc. please visit http://www.hispanicadelights.com/

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Hispanica International Delights of America, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Hispanica International Delights of America, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Hispanica International Delights of America, Inc.’s filings with the Securities and Exchange Commission.

SOURCE: Hispanica International Delights of America, Inc.

Investors Relations Contact: Please contact Kevin Holmes from Chesapeake Group email: info@chesapeakegp.com (410) 825-3930